                               Exhibit 23.1

                     [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.



/s/ Arthur Andersen LLP

Baltimore, Maryland,
   November 20, 1997